Exhibit 10.14

FIRST AMENDMENT TO
SETTLEMENT AGREEMENT AND MUTUAL GENERAL RELEASE

THIS FIRST AMENDMENT TO SETTLEMENT AGREEMENT AND MUTUAL GENERAL RELEASE (this “Amendment”) is made and entered into as of January 10, 2012 by and among, on the one hand, 808 Investments, LLC, a California limited liability company (“808 Investments”), and Patrick S. Carter (“Carter” and, together with 808 Investments, collectively, the “Carter Parties”) and, on the other hand, 808 Renewable Energy Corporation, a Nevada corporation (“808 Renewable”), 808 Energy 2, LLC, a Nevada limited liability company (“808 Energy 2”), and 808 Energy 3, LLC, a Nevada limited liability company (“808 Energy 3” and, together with 808 Renewable and 808 Energy 2, collectively, the “808 Parties”). References in this Amendment to the singular term “Party” (unless otherwise expressly specified) are intended to refer to, and should be interpreted as referring to, each of 808 Investments, Carter, 808 Renewable, 808 Energy 2 and 808 Energy 3 individually and separately. The Carter Parties and the 808 Parties are referred to in this Amendment collectively as the “Parties.” Capitalized terms not otherwise defined in this Amendment shall have the meanings given to them in the Settlement Agreement (as defined below).

RECITALS

A.           The Parties desire hereby to clarify and supplement that certain Settlement Agreement and Mutual General Release executed by and among the Parties effective as of December 31, 2010 (the “Settlement Agreement”).

B.           Under Section 2 of the Settlement Agreement, the Carter Parties irrevocably cancelled all of the Outstanding Additional Obligations that the 808 Parties had or may have had to any of the Carter Parties; and, under Section 3 of the Settlement Agreement, the Carter Parties irrevocably and unconditionally released the 808 Parties and forever discharged the 808 Parties from any and all claims, including with respect to the Outstanding Additional Obligations. However, the Parties did not specifically list or identify the Outstanding Additional Obligations in the Settlement Agreement.

C.           The Parties intend by this Amendment to clarify that certain specific debts, liabilities and obligations are and were included among the debts, liabilities and obligations that were cancelled, terminated and discharged by the Carter Parties in the Settlement Agreement effective as of December 31, 2010.

AGREEMENT

NOW, THEREFORE, the Parties hereby agree that the Settlement Agreement hereby is amended, supplemented and clarified, as follows:

1.           The defined term “Outstanding Additional Obligations” as used in the Settlement Agreement shall include, without limitation, and shall not be limited to, the following:

All obligations of any of the 808 Parties to Energy & Environment, Inc. and/or Amir Sardari arising before December 31, 2010 (the “E&E Obligations”), which obligations the Carter Parties agree to pay, settle or otherwise negotiate. The E&E Obligations shall include any and all unpaid invoices, claims, damages, expenses, costs and other charges incurred or to be incurred to settle, pay or dismiss the E&E Obligations, including but not limited to attorneys’ fees.

2.           A new Section 8.12 is hereby added to the Settlement Agreement as follows:

8.12           Indemnification. The Carter Parties, jointly and severally, agree to indemnify, defend and hold harmless the 808 Parties and their affiliates against any and all Losses arising from the E&E Obligations to the extent that any 808 Party becomes subject thereto. As used in this Agreement, the term “Losses” shall include, without limitation, damages, losses, claims, judgments, liabilities, fines, penalties, excise taxes, settlements, costs, attorneys’ fees, accountants’ fees, disbursements and costs of attachment or similar bonds, investigation costs, defense preparation costs, costs of preparing for and presenting evidence or testimony and any and all expenses of establishing a right to indemnification under this Agreement.

3.           Continued Enforceability. Except as expressly and specifically amended in this Amendment, the Settlement Agreement hereby is ratified and confirmed in all respects and shall continue in full force and effect.

4.           Successors and Assigns. This Amendment shall be binding on and inure to the benefit of the Parties and to their respective successors and assigns and to their respective divisions, affiliates, parents, subsidiaries, predecessor and successor corporations or other entities, and their past and present directors, officers, stockholders, members, managers, managing members, agents, servants, employees, representatives, administrators, partners, general partners, managing partners, limited partners, assigns, heirs, successors or predecessors in interest and attorneys.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date set forth above to be effective as of the Settlement and Release Effective Date.

The “Carter Parties”:

“808 Investments”:

808 INVESTMENTS, LLC,
a California limited liability company

By: /s/Patrick S. Carter
Name:  Patrick S. Carter
Title:  Managing Member

Address:
5011 Argosy Avenue, Suite 4
Huntington Beach, CA 92649

“Carter”:

/s/Patrick S. Carter
Patrick S. Carter,
individually

Address:
Address on file with 808 Renewable

The “808 Parties”:

“808 Renewable”:

808 RENEWABLE ENERGY CORPORATION,
a Nevada corporation

By: /s/Patrick S. Carter
        Patrick S. Carter, CEO

“808 Energy 2”:

808 ENERGY 2, LLC,
a Nevada limited liability company

By: /s/Patrick S. Carter
         Patrick S. Carter,
         Manager

“808 Energy 3”:

808 ENERGY 3, LLC,
a Nevada limited liability company

By:     808 RENEWABLE ENERGY CORPORATION, a Nevada corporation, its sole Manager

          By: /s/Patrick S. Carter
                  Patrick S. Carter, CEO

Address for all 808 Parties:
5011 Argosy Avenue, Suite 4
Huntington Beach, CA 92649

[SIGNATURE PAGE TO FIRST AMENDMENT TO SETTLEMENT AGREEMENT]